Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 13, 2023 with respect to the consolidated financial statements and internal control over financial reporting of Sportsman’s Warehouse Holdings, Inc. included in the Annual Report on Form 10-K for the year ended January 28, 2023, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah

October 27, 2023

GT.COM